                                                      Pursuant to Rule 424(B)(3)
                                                      Registration No. 333-75735

                         SUNGARD/R/ DATA SYSTEMS INC.

                        SUPPLEMENT DATED JULY 16, 1999
                                      TO
                        PROSPECTUS DATED APRIL 16, 1999

This supplement provides new and additional information beyond that contained in the Prospectus and should be retained and read in conjunction with such Prospectus.

Under the caption "SELLING STOCKHOLDERS," the line item regarding Carl LaGrassa is amended and restated as follows:

                                                         # of Shares      # of Shares       # of Shares      % of Shares
                                                         Owned Before     Being Offered     Owned After      Owned After
Name of Selling Stockholder                              the Offering       For Sale        the Offering     the Offering
------------------------------------------------        -------------     -------------     ------------     ------------
Carl LaGrassa...................................          5,393,998         5,120,916          273,082             *
Bollinger, Wells, Lett & Co. Inc. ..............             67,642            67,642                0             *